EX-99.1

                                     Report

                 on the audit of the annual financial statements

                             as of February 28, 2002

                                       of

                              IMPAC ELECTRONIC GMBH

                                Frankfurt am Main

    (Translation of the German original -- the German text is authoritative)

                                    CONTENTS

                                                                            Page
                                                                            ----

A. Audit engagement and performance of the audit                               1

B. Legal and economic data                                                     2

C. Analysis of the annual financial statements as of February 28, 2002         4

D. Audit results and auditor's report                                         10

E. Comments on the annual financial statements as of February 28, 2002        12

   Balance sheet                                                              12

   ASSETS                                                                     12

   SHAREHOLDERS' EQUITY AND LIABILITIES                                       22

   Income statement                                                           28

   The notes                                                                  34

Appendices

1. Balance sheet as of February 28, 2002
   Schedule of fixed assets

2. Income statement for the period from
   March 1,2001 to February 28, 2002

3. Notes to the annual financial statements as of February 28, 2002

4. Management report as of February 28, 2002

5. General Terms of Engagement for Wirtschaftsprufer and Wirtschaftsprufungsgesellschaften

A. Audit Engagement and Performance of the Audit

In the shareholders' meeting held on January 24, 2002 of

                             IMPAC ELECTRONIC GmbH,

                                Frankfurt am Main

- hereinafter referred to as the "Company" -- I was appointed as auditor of the annual financial statements for the fiscal year 2001/2002. Thereupon, Management engaged me to audit the annual financial statements and the accounting system of the Company as of

                               February 28, 2002.

During the course of this audit I examined whether the provisions of the German Commercial Code on the contents of the annual financial statements, the balance sheet and income statement formats and the values stated in the balance sheet have been complied with and whether the accounting principles generally accepted in Germany have been observed. I examined compliance with other provisions, in particular compliance with the GmbH Act (Law Pertaining to Companies with Limited Liability) and the Articles of Incorporation to the extent they related to the accounting system. This engagement did not cover an audit in connection with fraud or any other special purpose audit. I did not find any indication of fraudulent behavior in the course of my audit.

This audit is a follow-up of the audit of the prior year's annual financial statements as of February 28, 2001 on which I expressed an unqualified opinion dated January 12, 2002.

With interruptions I performed the local audit between March and April 2002 on the Company's premises. The details on the nature and scope of the audit procedures are set out in my working papers. The supporting documentation for the audit consisted of the books and records, vouchers and other documents made available by the Company. Any information I had requested was readily provided. The Letter of Representation and other comments made by the Company are included in my files.

This engagement and my liability are governed by the General Terms of Engagement for Wirtschaftsprufer and Wirtschaftsprufungsgesellschaften(1) as amended on January 1, 1995. This includes also liability to third parties; in case this report is assessed by third parties the liability limitations imposed by law shall apply (see also point 9 of the General Terms of Engagement).

----------
(1) A Wirtschaftsprufer is a German licensed public accountant, a Wirtschaftsprufungsgesellschaft is an accounting firm

B. Legal and economic data

Object, domicile, fiscal year and Management of the Company

Object:

The Company produces, imports, exports and trades with technical equipment, especially thermometers, and manages investments, licenses and know how.

Domicile:

Frankfurt am Main
The Company is registered in the Commercial Register in Frankfurt am Main, no. HRB 23871. The Company's address is: Frankfurt am Main, Krifteler Strasse 32.

Fiscal year:

March 1, to February 28/29.

Management:

Managing Directors: Dipl.-Phys. Rolf Breternitz, Gosswitz, Germany
                    Hermann Schlosser, Bad Homburg v.d.H., Germany

Holders of power of attorney: Dieter Trautmann, Bad Homburg v.d.H.,
                    Germany Joachim Maisch, Eltville, Germany
                    Dipl.-Phys. Thomas Herwig, Mainz, Germany

Articles of Incorporation and shareholders

The Articles of Incorporation were established on July 19, 1983 (amended on August 8, 1983, August 19, 1983 and March 1, 1985).

The Company's share capital totals (euro)818,067.01;
since July 15, 1996 the Company's shareholders have been:

                                                            DM         = (euro)

Ilse Schlosser, Bad Homburg v.d.H                       562.000,00    287.346,04
Hermann Schlosser, Bad Homburg v.d.H.                   399.000,00    204.005,46
Karen Beck, Berlin                                      399.000,00    204.005,46
Rolf Breternitz, Gosswitz                               240.000,00    122.710,05
                                                      ------------    ----------
                                                      1.600.000,00    818.067,01
                                                      ============    ==========

General shareholders' meeting -- annual financial statements

The annual shareholders' meeting held on January 24, 2002 approved the annual financial statements as of February 28, 2001 provided with an unqualified opinion. The net profit for the year in the amount of (euro)206,949.58, and the profit carried forward from the prior year in the amount of (euro)220,471.13, add up to unappropriated retained earnings in the amount of (euro)427,420.71. These were carried to new account.

In addition, the acts of the Managing Directors Mr. Hermann Schlosser and Mr. Rolf Breternitz in the past fiscal year were approved.

In another meeting held on February 26, 2002 the shareholders resolved that a dividend in the amount of (euro)294,480.00 be paid. The dividend was paid on February 27, 2002.

C. Analysis of the annual financial statements as of February 28, 2002

Net assets and financial position

For the purpose of presenting and assessing the Company's net assets and financial position the items of the balance sheet as of February 28, 2002 (Appendix 1) have been combined as follows and compared with the prior year's figures.

                                    Feb. 28, 2002            Feb. 28, 2001        Changes
                                 ------------------       ------------------     ----------
                                 (euro)'000     %         (euro)'000     %       (euro)'000
Assets
Non-current
assets --

Fixed assets                       165          3,8          218          4,8          -53
                                 -----        -----        -----        -----        -----

Medium-term
assets

Other assets
(capital receivable
from insurance)                   1232         28,3         1214         27,0          +18
                                 -----        -----        -----        -----        -----
Current assets

Inventories                       1419         32,6         1298         28,8         +121

Trade
receivables                        760         17,4          842         18,7          -82

Receivables from
affiliated
companies                          582         13,4          594         13,2          -12

Other assets
(current) and prepaid
expenses                            52          1,2           45          1,0           +7

Cash and cash equivalents          128          2,9          293          6,5         -165
                                 -----        -----        -----        -----        -----
                                  2941         67,8         3072         68,2         -131
                                 =====        =====        =====        =====        =====
                                  4338        100,0         4504        100,0         -166
                                 =====        =====        =====        =====        =====

Capital

                                    Feb. 28, 2002            Feb. 28, 2001        Changes
                                 ------------------       ------------------     ----------
                                 (euro)'000     %         (euro)'000     %       (euro)'000
Shareholders' equity
Share capital                      818         18,9          818         18,2            0

Reserves + unappropriated
retained earnings                1.030         23,7          885         24,2          -62
                                 -----        -----        -----        -----        -----
                                 1.848         42,6        1.910         42,4          -62
                                 -----        -----        -----        -----        -----

Non-current
liabilities

Pension
accruals                         1.163         26,8        1.146         25,4          +17
                                 -----        -----        -----        -----        -----

Current
liabilities

Other
accruals                           651         15,0          554         12,3          +97

Trade
payables                           163          3,8          326          7,2         -163

Accounts
payable to
banks                              204          4,7          204          4,6            0

Other
liabilities                        309          7,1          364          8,1          -55
                                 -----        -----        -----        -----        -----
                                 1.327         30,6        1.448         32,2         -121
                                 =====        =====        =====        =====        =====
                                 4.338        100,0        4.504        100,0         -166
                                 =====        =====        =====        =====        =====

Unappropriated retained earnings were reduced by (euro)166 thousand (=3.7%) as against the prior year. On the asset side there was a decrease of fixed assets (- (euro)53 thousand), inventories (+ (euro)121 thousand), trade receivables (- (euro)82 thousand), receivables from affiliated companies (- (euro)12 thousand) and cash and cash equivalents (- (euro)165 thousand).

The liabilities side is characterized by a net profit not being distributed, a fact that increased the shareholders' equity. The following items increased: pension accruals (by (euro)41 thousand), other accruals (+ (euro)217 thousand), trade payables (+ (euro)135 thousand); accounts payable to banks remained unchanged and other liabilities rose slightly by (euro)4 thousand.

                                                Feb. 28, 2002     Feb. 28, 2001
                                                -------------     -------------
                                                  (euro)'000        (euro)'000
Financing

Shareholders' equity used to                           1.848             1.910
cover fixed assets                                       165               218
                                                       -----             -----

Remaining amount of shareholders' equity
this and                                               1.683             1.692
                                                       -----             -----
long-term borrowings                                   1.163             1.146
                                                       -----             -----
are used to cover                                      2.846             2.838

are used to cover
medium-term assets                                     1.232             1.214
                                                       -----             -----

Residual amount                                        1.614             1.624
                                                       -----             -----

Residual amount
plus current                                           1.327             1.448
liabilities                                            -----             -----
                                                       2.941             3.072
compare with

Inventories                                  1.419              1.298

Trade
receivables                                  1.342              1.436

Other assets (current) and
prepaid expenses                                52                 45

Cash and cash equivalents                      128     2.941      293    3.072
                                               ---     -----      ---    -----
                                                           0                 0
                                                       =====             =====

Internal financing from income (cash flow)

In fiscal 2001/2002 the Company had the following income portions at its disposal for financing. Hence, cash flow was positive.

                                                    2001/02           2000/01
                                                -------------     -------------
                                                  (euro)'000        (euro)'000

Net profit for the year                                  232               207

Amortization/depreciation of
fixed assets                                              55                72
                                                       -----             -----
Cash flow                                                287               279
                                                       =====             =====

Liquidity
                                                Feb. 28, 2002     Feb. 28, 2001
                                                -------------     -------------
                                                  (euro)'000        (euro)'000
Liquidity at the balance sheet date
is as follows:

Current liabilities                                   -1.327            -1.448

Cash and cash equivalents                                128               293
                                                       -----             -----

Cash liquidity                                        -1.199              -155

Current assets
(less cash and cash equivalents)                       2.813             2.779
                                                       -----             -----

Short-term liquidity                                   1.614             1.624

Medium-term
assets                                                 1.232             1.214

Medium-term liquidity

Non-current assets                                       165               218
                                                       -----             -----
Long-term liquidity                                    3.011             3.056
                                                       =====             =====

Long-term liquidity is the total of

Shareholders' equity                                   1.848             1.910

Non-current liabilities                                1.163             1.146
                                                       -----             -----
                                                       3.011             3.056
                                                       =====             =====

Income statement / results of operations

The income statement (Appendix 2) has been classified by operational criteria and compared to the figures of the prior year.

                                    2001/2002                2001/2002            Change
                                 (euro)'000     %         (euro)'000     %       (euro)'000
                                 ------------------       ------------------     ----------
Sales revenue                    +6.106      98,2          +6.213      99,5         -107
Increase or decrease in
finished goods and work
in process                         +111       1,8             +31       0,5          +23
Other own work capitalized           +0         0               1         0           +1
                                  -----     -----           -----     -----          ---
Total operating revenue          +6.217     100,0          +6.245     100,0         +743
Expenses for raw materials,
supplies and
merchandise                       2.512      40,4           2.377      38,0         -159
                                  -----     -----           -----     -----          ---

Gross earnings                   +3.705      59,6          +3.868      62,0         -584
                                  -----     -----           -----     -----          ---

Personnel cost                    2.409      38,7           2.253      36,1         +228

Amortization/depreciation of
fixed assets                         55       0,9              72       1,2           +6

Cost of office and workshop
space                               198       3,2             265       4,2          +17
Cost of vehicles                     50       0,8              42       0,7           +7
Cost of advertising and sales
promotion                           201       3,2             357       5,7          +78
Travel expenses                      66       1,1              69       1,1           -4
Postage and telephone                35       0,6              37       0,6           -1
EDP and office
machines                             33       0,5              38       0,6          -10
Loss of receivables                  12       0,2              10       0,2           -4
Commissions                         154       2,5              84       1,3          +14

Other administrative expenses
../. other operating
income                               84       1,3             130       2,1          -61
                                  -----     -----           -----     -----          ---

Expenses                          3.297      53,0           3.357      53,8         +270
                                  =====     =====           =====     =====          ===
OPERATING PROFIT                   +408       6,6            +511       8,2         +314

Net interest                        -11       0,2             -14       0,2           -3
                                  -----     -----           -----     -----          ---

NET OPERATING INCOME               +397       6,4            +497       8,0         +311
Taxes on income                    -165       2,7            -290       4,7         -191
                                  -----     -----           -----     -----          ---

NET PROFIT FOR THE YEAR            +232       3,7            +207       3,3         +120
                                  =====     =====           =====     =====          ===

Foreign sales increased by (euro)214 thousand. The domestic sales decreased by
(euro)321 thousand.

Finished goods increased by (euro)135 thousand. Expenses for raw materials, supplies and merchandises increased by (euro)163 thousand. Gross earnings decreased by (euro)163 thousand. They account for 59,6% (prior year 62,0%) of the total operating revenue.

The number of staff remained practically unchanged. Salaries were slightly adjusted. Personnel cost increased by (euro)156 thousand; they accounted for 38,7% of total operating revenue (prior year: 36.1%).

Operating expenses are marked by an increasing of commissions ((euro)70 thousand), and increased costs for vehicles ( (euro)8 thousand). On the whole, operating expenses could be reduced to 53.0% (prior year: 53,8%) of the total operating revenue.

Other operating income mainly results from discounts from suppliers ((euro)72 thousand), the increase in the receivable capital for pensions ((euro)18 thousand) and the retransfer of individual valuation allowances set up for receivables ((euro)22 thousand)).

Other administrative expenses, reduced by other operating income, fell by a total of (euro)60 thousand.

Hence, the operating profit decreased by (euro)103 thousand to (euro)408 thousand.

Net interest decreased due to the drawing on an overdraft facility by (euro)3 thousand to (euro)11 thousand.

The net profit for the year increased by (euro)25 thousand to (euro)232 thousand. They account for 28,4% of the subscribed capital.

D. Audit results and auditor's report

Accounting system

The Company keeps its accounting records with the aid of EXACT Software. The data entered may be printed in sets of accounts at any time. There is a daily printout of all account movements. Subsidiary ledgers such as the cash books and the bill books are regularly reconciled with the general ledger accounts. A fixed asset ledger is kept for property, plant and equipment.

The Company's books and records are kept in accordance with accounting principles generally accepted in Germany. The vouchers are adequately explained and filed orderly.

According to my findings the computerized accounting system is in compliance with German legal provisions.

Annual financial statements

The annual financial statements as of February 28, 2002 which were submitted to me for an audit have been properly prepared from the Company's books and records.

Management and the persons assigned by Management have provided all explanations and evidence required. According to the Letter of Representation signed by Management all assets and liabilities have been disclosed in the balance sheet.

According to this letter there were no other reportable contingent liabilities at the balance sheet date than those disclosed in the balance sheet, Significant post balance sheet events were not apparent.

My audit did not give rise to any objections.

Auditor's report

I have audited the annual financial statements and the accounting system of Impac Electronic GmbH for the fiscal year from March 1, 2001 to February 28, 2002. The bookkeeping and the preparation of the annual financial statements comply with German Commercial Law (and the supplementary rules of the Articles of Incorporation) and are the responsibility of the Company's management. My responsibility is to express an opinion based on my audit, on the annual financial statements, the accounting system and the management report.

I conducted my audit of the annual financial statements in accordance with section 317 HGB and the generally accepted standards for the audit of financial statements promulgated by the Institut der Wirtschaftsprufer (IDW). Those standards require that I plan and perform the audit such that misstatements materially affecting the presentation of net assets, the financial position and results of operations in the annual financial statements in accordance with German accounting principles are detected with reasonable assurance. Knowledge of the business activities and the economic and legal environment of the Company and potential misstatements are taken into account in the determination of audit procedures. During the audit I assessed, on a test basis, the effectiveness of the internal control system and the evidence supporting the disclosures in the books and records and the annual financial statements. The audit also includes assessing the accounting principles used and significant estimates made by Management, as well as an evaluation of the overall presentation of the annual financial statements. I believe, that my audit provides a reasonable basis for my opinion.

My audit has not led to any reservations.

Kelkheim, September, 20, 2002

                                                              (Brandt)
                                                          Wirtschaftsprufer
                                                            Steuerberater

(German Public Accountant and tax consultant)

E. Comments on the annual financial statements as of February 28, 2002

Balance sheet

ASSETS

A. Fixed assets

Details of fixed assets will be found in a fixed assets schedule, which shows the type of asset, the cost, the time of acquisition and the location within the Company. Also disclosed are the rates of depreciation/amortization, the annual depreciable amounts and the net book values.

Depreciation/amortization is taken in accordance with the straight-line method over the assets' expected useful lives. Low-value assets were fully written off.

Details of fixed assets are as follows (see also Appendix 1, sheet 2, Schedule of fixed assets):

I. Intangible assets

1. Concessions, industrial property rights
and similar rights and assets and
licenses in such rights and assets                              (euro)16.006,72
                                                                ---------------
                                                    (prior year (euro)30.457,84)

The item relates to purchased software.

                                                       (euro)            (euro)
March 1,2001                                                         30.457,84

Additions    Visual Basic                             682,32
             Photoshop                                666,43
             Win Virus scanner                        647,41          1.996,16

Amortization                                                        -21.402,57
                                                                     ---------

February 28, 2002                                                    16.006,72
                                                                     =========

II. Property, plant and equipment

1. Technical plant and machinery                               (euro)16.018,17
                                                               ---------------
                                                   (prior year (euro)21.596,37)

                                                       (euro)            (euro)

March 1,2001                                                         21.596,37

Additions

Ultrasound cleansing device                                             747,00

Disposals                                                                -0,51

Depreciation                                                         -6.324,69
                                                                     ---------

February 28, 2002                                                    16.018,37
                                                                     =========

2. Other plant, factory and office equipment                   (euro)33.782,95
                                                                --------------
                                                   (prior year (euro)67.212,08)

                                                       (euro)            (euro)
March 1,2001                                                         67.212,08

Additions:

Programming equipment                               3.288,62

1 PC                                                1.392,71

1 punching machine and binder                         518,45

1 flexi time machine                                  942,05

1 Canon copier                                        638,68

1 Optical alignment                                   634,00

1 Notebook                                          1.321,42

Low-value assets                                    5.111,95         13.847,88
                                                    --------
Disposals                                                           -20.112,83

Depreciation                                                        -27.164,18
                                                                     ---------
February 28, 2002                                                    33,782,95
                                                                     =========

The low-value assets (computer accessories, printers, scanners, laboratory equipment, office furniture, digital cameras, grounding mats, mobile phones, tools etc.) were fully written off in the year under review. For the sake of simplicity they were disclosed under disposals in the fixed assets schedule.

III. Financial assets

1. Shares in affiliated companies                              (euro)99.064,50
                                                              ----------------
                                                   (prior year (euro)98.993,68)

The Company holds 100% of the share capital in the amount of FF 150,000.00 (=(euro)22,602.94) of the subsidiary "IMPAC France EURL.", Erstein, France, established on May 1, 1991.

On July 25, 1997 the Company bought shares at a nominal value of DM 100,000.00 in "infra sensor GmbH, Magdeburg, Germany for DM1.00 ((euro)0.51). "infra sensor GmbH,, initially had a fully paid-up share capital of DM250,000.00 ((euro)127,822.96). This company develops and produces electronic thermometers. On November 26, 2001 this company's share capital was increased by (euro)177.04 to (euro)128,000.00. IMPAC Electronic GmbH paid (euro)70.82 of the amount increased.

On September 1, 1998 "IMPAC INFRARED Ltd." was established in the UK. At first, Impac GmbH bought two shares at GBP 1 each for (euro)2.91. On October 8, 1999 the share capital was increased to the nominal amount of GBP100,000. In the following the amount of GBP20,000 (= (euro)31,387.32) was paid in. The investment is therefore valued in the books at (euro)31,390.23. This subsidiary is expected to expand the sales activities in the UK. Impac Electronic GmbH holds 100% of the share capital.

On May 30, 2000 the Company established IMPAC systems GmbH in Dresden. It paid
(euro)45,000.00 of a total capital of (euro)50,000.00. This company develops, produces and sells measuring devices for the non-contact measuring of temperatures as well as complete system solutions, consisting of hardware and software.

B.  Current assets

I. Inventories                                              (euro)1.419.306,54
                                                             -----------------
                                                (prior year (euro)1.298.301,54)

                                                Feb. 28, 2002     Feb. 28, 2001
                                                -------------     -------------
                                                    (euro)            (euro)

Composition:

1. Raw materials and
   supplies                                       476.852,32        439.923,12

2. Work in process                                191.642,69         161.58,01

3. Finished goods and
   merchandise                                    750.811,53        696.850,41
                                                ------------      ------------
                                                1.419.306,54      1.298.301,54
                                                ============      ============

The inventories are counted by physical inventory as of February 28, 2002. By observing the inventory count and by sample testing I satisfied myself that the inventory taking was in compliance with generally accepted standards.

1. Raw materials and supplies                                 (euro)476.852,32
                                                             -----------------
                                                  (prior year (euro)439.923,12)

The raw materials and supplies were valued at the lower of cost or market.

2. Work in process                                            (euro)191.642,69
                                                             -----------------
                                                  (prior year (euro)161.528,01)

Work in process was stated at cost taking into account the value assigned pursuant to para. 33 of the German Income Tax Regulations.

3. Finished goods, merchandise                                (euro)750.811,53
                                                             -----------------
                                                  (prior year (euro)696.850,41)

Disclosure is as follows:

                                                Feb. 28, 2002     Feb. 28, 2001
                                                -------------     -------------
                                                    (euro)            (euro)

Finished goods                                    516.531,83        436.075,11

Merchandise                                       234.279,70        260.775,30
                                                  ----------        ----------
                                                  750.811,53        696.850,41
                                                  ==========        ==========

Finished goods were stated at manufacturing cost, merchandise at acquisition cost. The principle of the lower of cost or market has been observed.

Cost of finished goods and merchandise is generally determined by the moving average method. The impairment of the demonstration equipment included in this item caused by age and constant use was appropriately provided for. I convinced myself in numerous sample tests that the inventory values have been determined correctly.

II. Receivables and other assets

1. Trade receivables                                          (euro)759.974,00
                                                             -----------------
                                                  (prior year (euro)842.095,12)

                                                Feb. 28, 2002     Feb. 28, 2001
                                                -------------     -------------
                                                    (euro)            (euro)

Domestic receivables                              434.592,15        504.857,87
Foreign receivables                               469.720,81        465.739,84
Accounts receivable with
credit balances                                     9.370,13         16.982,10
                                                 -----------        ----------
                                              a)  913.683,09     a) 987.579,81
                                                 -----------        ----------

Individual allowances                             131.709,09        121.484,69
General allowance                                  22.000,00         24.000,00
                                                 -----------        ----------
                                              b)  153.709,09     b) 145.484,69
                                                 -----------        ----------

Receivables, net (a ./. b)                        759.974,00        842.095,12
                                                 ===========        ==========

The trade receivables are evidenced by a list of balances.

Of the receivables individual allowances have been deducted in the amount of
(euro)131,709.09. In my opinion they provide an adequate cover for specific risks.

To cover the general credit risk, rising insolvency rates and the fees for the settlement of foreign payments a general allowance was set up in the amount of
(euro)22,000.00 at 3% of the receivables which are reduced by those items for which an individual allowance has been provided and after deduction of the VAT contained in domestic receivables.

2. Receivables from affiliated companies                      (euro)579.435,29
                                                             -----------------
                                                  (prior year (euro)588.635,54)

                                                Feb. 28, 2002     Feb. 28, 2001
                                                -------------     -------------
                                                    (euro)            (euro)

Receivables from
IMPAC France EURL                                 598.927,05        628.714,91
IIMPAC-INFRARED Ltd.                                  751,05          3.839,89
IMPAC systems GmbH                                  3.757,19             80,74
Valuation allowance                                 - 24.000          - 44.000
                                                  ----------        ----------
                                                  579.435,29        588.635,54
                                                  ==========        ==========

In spite of an upward trend, the selling of thermometers in France continues to be extremely difficult. There are still too many accounts receivable from the subsidiary. Due to the losses this subsidiary incurred in the past these receivables will not be fully collectible. It was therefore necessary to provide a valuation allowance.

3. Receivables from companies in which
   participating interests are held                             (euro)2.263,74
                                                               ---------------
                                                    (prior year (euro)5.235,43)

                                                Feb. 28, 2002     Feb. 28, 2001
                                                -------------     -------------
                                                    (euro)            (euro)
   infra sensor special pyrometer
   GmbH, Magdeburg                                  2.263,74          5.235,43
                                                ============      ============

4. Other assets                                             (euro)1.274.538,02
                                                           -------------------
                                                (prior year (euro)1.246.156,97)

                                                Feb. 28, 2002     Feb. 28, 2001
                                                -------------     -------------
                                                    (euro)            (euro)

a) Capital receivable from
   insurance policies                           1.232.264,58      1,214.157,24

b) Dividend ,,Alte Leipziger,,                      7.553,40          9.926,94

c) Corporation tax                                      0,00         13.147,36

d) Advances for travel expenses paid
   to employees                                     4.345,98          4.345,98

e) Receivables from employees                       9.458,90              0,00

f) Guarantee deposits                                 315,92            315,92

g) Accounts payable with debit balances            20.526,90            517,54

h) Motor vehicle loss recovery                          0,00          3,658,10

i) Other                                               72,34             87,89
                                                ------------      ------------
                                                1.274.538,02      1.246.156,97
                                                ============      ============
ad a) Most of the Company's pension commitments are reinsured at the Alte Leipziger Lebensversicherungsgesellschaft aG, Oberursel, Germany. The insurance company notified the Company on the premium reserve at the balance sheet date.

ad b) This is a dividend credit of the insurance company for the fiscal year 2001/02.

III. Checks, cash on hand, postal giro accounts
and balances with banks                                       (euro)127.730,07
                                                             -----------------
                                                  (prior year (euro)292.545,98)

This amount contains:

                                                Feb. 28, 2002     Feb. 28, 2001
                                                -------------     -------------
                                                    (euro)            (euro)

Cash on hand

Cash office Frankfurt/Main                            929,11            452,65

Cash office Hattingen                                  37,28             96,85
                                                  ----------        ----------
                                                      966,39            549,50
                                                  ----------        ----------

Balances with banks

Current accounts:

BHF-Bank AG, Frankfurt/Main                       103.992,89        283.249,63

Bank Austria AG, Vienna                            16.020,53          3.468,28

Taunus-Sparkasse,
Bad Homburg                                         3.371,66          2.857,75

Postbank                                              834,52            327,89

Nass. Sparkasse, Frankfurt/Main.                    2.544,08          2.092,93
                                                  ----------        ----------
                                                  126.763,68        291.996,48
                                                  ----------        ----------
                                                  127.730,07        292.545,98
                                                  ==========        ==========

The balances with banks correspond with the confirmed balances taking into account timing differences in bookkeeping.

C. Prepaid expenses                                             (euro)9.941,23
                                                               ---------------
                                                   (prior year (euro)13.062,25

The item relates to payments for expenditures applicable to a period after the balance sheet date:

These are in detail:
                                                Feb. 28, 2002     Feb. 28, 2001
                                                -------------     -------------
                                                    (euro)            (euro)

Cost of trade fairs                                 5.821,10          3.597,60

Others                                              4.120,13          9.464,65
                                                    --------          --------
                                                    9.941,23         13.062,25
                                                    ========         =========

SHAREHOLDERS  EQUITY AND LIABILITIES

A.  Shareholders' equity

I. Subscribed capital                                          (euro)818.067,01
                                                              -----------------
                                                   (prior year (euro)818.067,01)

The share capital has been fully paid up. For information on the investments please see "Legal data of the Company".

II.  Other revenue reserves                                       (euro)   0,00
                                                                  -------------
                                                   (prior year (euro)664.679,45)

III. Unappropriated retained earnings                        (euro)1.030.126,62
                                                            -------------------
                                                   (prior year (euro)427.420,71)

Unappropriated retained earnings as of February 28, 2002 are determined as follows:

                                                                         (euro)

Profit carried forward on March 1, 2001                           + 427.420,71

Dividend for 2000/01                                              - 294.480,01

Reclassification of revenue reserves                              + 664.679,45

Net profit for 2000/01                                            + 232.506,47
                                                                  ------------
Unappropriated retained earnings on Feb. 28, 2002               + 1.030.126,62
                                                                  ============

Pending a formal shareholders-resolution a dividend should be paid out of the balance sheet profits.

B.  Accruals

1. Accruals for pensions and
   similar obligations                                       (euro)1.163234,00
                                                             -----------------
                                                (prior year (euro)1.145.615,42)

                                                                       (euro)
Development:

March 1,2001                                                      1.145.615,42

Appropriation                                                        17.618,58
                                                                  ------------

February 28, 2002                                                 1.163.234,00
                                                                  ============

The actuarial calculation of the pension accruals as of February 28, 2002 is based on the actuarial opinion of Funk Aktuar GmbH, Hamburg and Berlin, dated February 18, 2002.

2. Tax accruals                                               (euro)301.982,76
                                                              -----------------
                                                  (prior year (euro)331.916,37)

Tax accruals increased/decreased as follows:

                               March 1,2001              Use         Addition    Feb. 28, 2002
                               ------------           ------         --------    -------------
                                      (euro)           (euro)           (euro)           (euro)

Corporation tax                  190.865,04       142.843,71        39.673,00        87.694,33

German Reunification Surtax        9.291,92         6.650,71         2.183,00         4.824,21

Trade tax                        131.759,41         2.295,19        80.000,00       209.464,22
                                -----------      -----------        ---------       ----------
                                 331.916,37      151.789,611        21.856,00       301.982,76
                                ===========      ===========        =========       ==========

The accruals were set up in the amounts expected to become payable according to the tax assessments.

3. Other accruals                                             (euro)348.253,00
                                                             -----------------
                                                  (prior year (euro)222.357,75)

Development

                                                                 Use
                                         March 1,2001      *Reversal       Addition     Feb. 28, 2002
                                         ------------      ---------       --------     -------------
                                                (euro)       (euro)           (euro)           (euro)
a) Vacation not yet taken                  31.089,48       31.089,48       41.000,00       41.000,00
   Vacation bonus                           5.788,13        5.788,13        5.900,00        5.900,00
   Christmas bonus                          7.476,33        7.476,33        7.600,00        7.600,00

b) Management bonuses                           0,00            0,00      109.000,00      109.000,00

c) Commissions for
   field staff                                  0,00            0,00       45.600,00       45.600,00

d) Anniversaries                           38.740,00        9.539,74        9.952,74       39.153,00

e) Unused time-off                          4.700,00        4.700,00        3.200,00        3.200,00

f) Patent infringements                     3.000,00            0,00            0,00        3.000,00

g) Incidental rent expenses
   and refurbishment                       36.575,00            0,00        2.025,00       38.600,00

h) Warranties
   (0.3%of sales)                          18.750,00        2.172,94        1.722,94       18.300,00

i) Tax consulting and accounting
   fees                                    14.000,00       14.000,00       15.000,00       15.000,00

k) Compulsory employees' accident
   insurance and other personnel
   cost                                     1.900,00        1.900,00        1.900,00        1.900,00

l) Legal advice                            15.338,81            0,00        4.661,19       20.000,00

l) Rent                                    45.000,00      *45.000,00            0,00            0,00
                                          ----------------------------------------------------------
                                                          *45.000,00
                                          222.357,75       76.666,62      247.561,87         348.253
                                          ==========       =========      ==========         =======

Note to other accruals

ad a) The accruals for the vacation and Christmas bonuses were determined on a pro-rata basis.

ad b) The accruals were set up because the final amounts had not yet been known.

ad c) The accrual for anniversaries was continued in the amount actuarially calculated.

ad g) The accrual was set up to cover the risks inherent in the rent agreement for the office rooms and discounted at 5.5%.

ad k) The accrual for the compulsory employees' accident insurance was computed on a pro-rata basis for two months.

The accruals have been set up in the amounts expected to become payable. I have inspected and audited the calculation records.

C.  Liabilities

1. Accounts payable to banks                                  (euro)204.516,75
                                                             -----------------
                                                  (prior year (euro)204.516,75)

                                                   28.2.2002         28.2.2001
                                                  ----------        ----------
                                                     (euro)            (euro)

Taunus-Sparkasse,
Bad Homburg v.d.H.                                204.516,75        204.516,75
                                                  ==========        ==========

The savings bank ,,Taunus-Sparkasse" granted a loan to the Company, which was extended in April 1999 by another four years at a reduced interest rate of 4.07%. The interest becomes payable at the end of each quarter.

2. Trade payables                                             (euro)160.773,31
                                                             -----------------
                                                  (prior year (euro)325.992,18)

                                                Feb. 28, 2002     Feb. 28, 2001
                                                -------------     -------------
                                                    (euro)            (euro)

Trade accounts                                    160.432,41        325.474,64

Accounts payable with debit balances                  340,90            517,54
                                                  ----------        ----------
                                                  160.773,31        325.992,18
                                                  ==========        ==========

The trade payables are evidenced in the Company's records. At the time of my audit they had almost entirely been settled.

3. Accounts payable to affiliated companies                     (euro)1.719,91
                                                               ---------------
                                                    (prior year (euro)2.428,65)

Impac Infrared Ltd.                                 1.719,91          2.428,65
                                                  ==========        ==========

3. Other liabilities                                            (euro)306.959,56
                                                               -----------------
                                                   (prior year (euro)361.298,51)

                                                Feb. 28, 2002     Feb. 28, 2001
                                                -------------     -------------
                                                   (euro)            (euro)
Composition:

Management bonuses                                101.120,00        178.681,06

Withholding tax on capital yields                  77.669,10              0,00

Social security
February 2002 (2001)                               47.266,47         46.068,75

Employees' claims to
commissions                                             0,00         40.647,70

Wages and church tax
February 2002 (2001)                               28.271,87         27.701,98

Accounts receivable with credit balances            9.370,13         16.982,10

VAT
February 2002 (2001)                               14.670,92         11.570,25

Compulsory employees'
accident insurance for 2001                        12.567,66         10.742,14

Insurance company "Alte Leipziger"                  5.658,58          5.689,25

Staff claim to refund of
travel expenses                                     2.428,31          4.687,90

Interest in February 2001 (2000)                    1.387,30          1.387,30

System consulting                                   6.126,00              0,00

Liabilities to employees                                0,00          9.492,26

Insurance policies, electricity,
other                                               2.851,53          7.647,82
                                                  ----------        ----------
                                                  309.387,87        361.298,51
                                                  ==========        ==========

These liabilities have been evidenced by preliminary tax assessments, billings or payments on new account.

Income statement

Sales revenue                                               (euro)6.106.470,31
                                                           -------------------
                                                (prior year (euro)6.212.524,61)

                                                  2001/2002          2000/2001
                                                -------------     -------------
                                                    (euro)            (euro)

Composition:

Domestic revenue                                3.624.112,64      3.961.238,68

Foreign revenue                                 2.174.289,64      1.967.897,79

Services /
Repair

-domestic                                         251.330,33        242.377,14

-foreign                                           87.201,39         79.059,41
                                                ------------      ------------
                                                6.136.934,20      6.250.573,02

less.:
cash discounts/bonuses                             30.463,89        38.048,41,
                                                ------------      ------------
                                                6.106.470,31      6.212.524,61
                                                ============      ============

Increase/decrease in finished goods and
work in process                                               (euro)110.571,40
                                                             -----------------
                                                   (prior year (euro)31.349,76)

                                  Feb. 28, 2002      Feb. 28, 2001    Change
                                  -------------      -------------    ------
                                      (euro)             (euro)        (euro)

Work in process                     191 .642,69        161.528,01     30.114,68

Finished goods                       516.531,84        436.075,12     80.456,72
                                     ----------        ----------    ----------
                                                                     110.571,40
                                                                     ==========

Other own work capitalized                                          (euro)0,00
                                                                    ----------
                                                    (prior year (euro)1.073,71)

Other operating income                                        (euro)135.030,92
                                                             -----------------
                                                  (prior year (euro)191.185,36)

                                                                 2001/2002        2000/2001
                                                               -------------   -------------
                                                 (euro)            (euro)           (euro)

Composition:

Income from the increase in
the receivable capital for pensions                                18.107,34    52.210,61

Revenue from freight out charged
to customers                                    35.620,86
Own freight out                                 28.599,58           7.021,28     4.600,30
                                                ---------

Income from the reversal
of accruals                                                             0,00    36.373,35

Income from insurance
benefits                                                            3.086,66    20.579,75

Income from retransfer of allowances for
receivables                                                        22.000,00    32.693,78

Income from the disposal
of fixed assets                                                       861,04         0,00

Foreign exchange gains                                              1.934,08     6.874,21

Suppliers' discounts                                               72.414,13    37.528,83

Income from writing off
accounts receivable                                                 8.757,88         0,00
Other                                                                 871,51       324,53
                                                                  ----------   ----------
                                                                  135.053,92   191.185,36
                                                                  ==========   ==========

Expenses for raw materials and supplies                     (euro)2.512.124,45
                                                           -------------------
                                               (prior year  (euro)2.377.339,92)

Of these expenses the cash discounts received in the amount of (euro)28,966.41 (prior year (euro)21,199.04) have already been deducted.

Personnel cost                                              (euro)2.409.107,75
                                                           -------------------
                                                (prior year (euro)2.253.215,58)

Wages and salaries                                          (euro)1.979.461,99
                                                           -------------------
                                                (prior year (euro)1.848.135,12)

Composition:
                                                  2001/2002          2000/2001
                                                -------------     -------------
                                                    (euro)            (euro)

Salaries                                        1.617.894,72       1.488739,79

Wages                                             120.558,80        120.407,18

Vacation and Christmas
bonuses, staff capital accumulation,
other bonuses etc.                                241.008,47        274.658,87
                                                ------------      ------------
                                                1.979.461,99      1.883.805,84

less research grant                                     0,00         35.670,72
                                                ------------      ------------
                                                1.979.461,99      1.848.135,12
                                                ============      ============

Social security, pensions and
other benefits                                                (euro)429.645,76
                                                             -----------------
                                                  (prior year (euro)405.080,46)

of which pensions:
(euro) 81,043.60

Composition:
                                                  2001/2002          2000/2001
                                                  ----------        ----------
                                                    (euro)            (euro)

(1) Social security,                              370.051,98        324.036,86
                                                  ----------        ----------

(2) Increase in pension accruals                   17.618,58        41.025,55

    Contributions to capital sum policies,
    term insurance policies and
    reinsurance policies                           36.167,46         34.665,65

    Contribution to the pension guarantee
    association                                     2.784,46          2.386,48

    Current benefit payments                        3.023,28          2.965,92
                                                  ----------        ----------
                                                   59.593,78         81.043,60
                                                  ----------        ----------

                                                  ==========        ==========
                                                  429.645,76        405.080,46
                                                  ==========        ==========

Amortization/depreciation of intangible assets
and property, plant and equipment                              (euro)55.048,10
                                                              ----------------
                                                   (prior year (euro)71.506,49)

Reference is made to this item in my comments on property, plant and equipment and intangible assets, as well as to the Fixed assets schedule (Appendix 1, sheet 2).

Other operating expenses                                      (euro)966.348,00
                                                             -----------------
                                                (prior year (euro)1.222.940,32)

Composition:
                                                  2001/2002          2000/2001
                                                  ----------        ----------
                                                    (euro)            (euro)

Rent, cleaning                                    198.482,67        264.583,94

Advertisement, sales promotion,
trade fairs                                       200.898,73        357.114,31

Sub-contracted research and
development services                                  715,81         57.867,55

Voluntary employee benefits
(incl. seminars)                                   32.675,69         30.838,23

Sales commission                                  153.837,75         84.418,08

Travel and entertainment expenses                  65.903,71         68.624,48

EDP cost, rent and maintenance of
office machines                                    32.735,88         38.123,41

Postage, telephone
and fax                                            35.294,60         36.757,20

Temporary staff                                     4.529,00          4.055,57

Legal, consulting and audit
fees                                               47.931,95         54.082,80

Motor vehicles, gas                                50.027,52         42.242,58
                                                  ----------      ------------
       Carried over to:                           823.033,31      1.038.708,15
                                                  ----------      ------------

                                                  2001/2002          2000/2001
                                                  ----------        ----------
                                                    (euro)            (euro)

       Carried forward from                       823.033,31      1.038.708,15
                                                  ----------      ------------

Repair/refurbishment                               18.543,64         27.473,59

Insurance premiums                                 16.929,48         19.285,98

Stationery                                         14.132,36         17.525,36

Membership fees                                    14.973,30         12.996,16

Donations                                          20.761,68         32.006,86

Utility charges                                     5.103,24          7.471,61

Bank charges                                        8.733,34          8.799,71

Packaging material                                  4.257,99          4.310,87

Guaranty                                            3.867,40          7.460,99

Patent charges                                      6.376,76         12.067,11

Recruitment                                         5.587,56          5.878,08

Losses from the disposal of
fixed assets                                            3,57          4.988,50

Foreign exchange losses
Foreign currency                                    1.008,82             45,37

Bad-debt losses and
allowance for accounts
receivable                                         11.546,62         10.294,32

Royalties                                             612,50          1.484,38

Penalty for late payment of
corporation tax and
German Reunification Surtax                           877,25              0,00

Other (Customs, works council, newspapers,
books, samples, waste disposal, freight-in,
statutory labor protection)                         9.999,18         12.145,28
                                                  ----------      ------------
                                                  966.348,00      1.222.940,32
                                                  ==========      ============

Other interest and similar income                               (euro)2.386,95
                                                               ---------------
                                                       (prior year(euro)450,13)

Interest and similar expenses                                  (euro)13.064,05
                                                              ----------------
                                                   (prior year (euro)14.053,10)

This item includes interest paid in the amount of (euro)8,323.84 on the loan granted by the Taunus-Sparkasse, Bad Homburg, on the cash drawing at the BHF-Bank, Frankfurt, as well as interest on corporation tax payments in the amount of (euro)3,463.74.

Taxes on income                                               (euro)165.008,84
                                                             -----------------
                                                  (prior year (euro)290.224,26)

                                                  2001/2002          2000/2001
                                                  ----------        ----------
                                                    (euro)            (euro)

Corporation tax                 2002               80.575,00              0,00
German Reunification
Surtax                          2002                4.431,00              0,00
Corp. tax prior years           2000                    0,00        179.025,57
German Reunification
Surtax prior years                                      0,00          8.641,05
Trade tax 2002                                     80.000,00              0,00
Trade tax prior years                                   0,00        102.556,46
Taxes on foreign capital
income                                                  2,84              1,18
                                                  ----------        ----------
                                                  165.008,84        290.224,26
                                                  ==========        ==========

Other taxes                                                     (euro)1.274,92
                                                               ---------------
                                                      (prior year (euro)354,32)

They refer to motor vehicle tax.

Net profit for the year                                       (euro)232.506,47
                                                             -----------------
                                                  (prior year (euro)206.949,58)

Profit carried forward from the prior year                    (euro)132.940,70
                                                             -----------------
                                                  (prior year (euro)220.471,13)

Reclassification of revenue reserves                          (euro)664.679,45
                                                             -----------------
                                                        (prior year (euro)0,00)

Unappropiated earnings                                      (euro)1.030.126,62
                                                           -------------------
                                                  (prior year (euro)427.420,71)

The Notes

The notes which have been prepared in accordance with the Accounting Directives Act contain all statutory particulars. I have audited the notes; they comply with generally accepted standards.


ASSETS
                                                                Feb. 28, 2002     Feb. 28, 2001
                                                                -------------     -------------
                                                                    (euro)            (euro)
A.  Fixed assets

I.  Intangible assets
    1. Concessions, industrial property rights and
       similar rights and assets and licenses
       to such rights and assets                                     16.006,72         30.457,84

II. Property, plant and equipment
    1. Technical plant and machinery                                 16.018,17         21.596,37
    2. Other plant, factory and
       office equipment                                              33.782,95         67.212,08
III. Financial assets
    1. Shares in affiliated companies                                99.064,50         98.993,68
                                                                  ------------      ------------
                                                                    164.872,34        218.259,97
                                                                  ============      ============

B.  Current assets

    I. Inventories
        1. Raw materials and supplies                               476.852,32        439.923,12
        2. Work in process                                          191.642,69        161.528,01
        3. Finished goods and merchandise                           750.811,53        696.850,41
                                                                  ------------      ------------
                                                                  1.419.306,54      1.298.301,54
                                                                  ============      ============

    II. Receivables and other assets
        1. Trade receivables                                        759.974,00        842.095,12
           - of which at residual terms of more than
           1 year: (euro)0.00
        2. Receivables from affiliated companies                    579.435,29        588.635,54
           - of which at residual terms of more than
           1 year: (euro)0.00
        3. Receivables from companies in which
           participating interests are held                           2.263,74          5.235,43
           - of which at residual terms of more than
             1 year: (euro)0.00
        4. Other assets                                           1.274.538,02      1.246.156,97
           - of which at residual terms of more than
             1 year: (euro)1,232,264.58
                                                                  ------------      ------------
                                                                  2.616.211,05      2.682.123,06
                                                                  ============      ============
    III. Checks, cash on hand, postal qiro
         accounts and balances with banks                           127.730,07        292.545,98
                                                                  ------------      ------------

C.  Prepaid expenses                                                  9.941,23         13.062,25
                                                                  ------------      ------------
                                                                  4.338.061,23      4.504.292,80
                                                                  ============      ============

                                                                      Appendix 1
                                                                         Sheet 1

                                            SHAREHOLDERS' EQUITY AND LIABILITIES

                                                Feb. 28, 2002     Feb. 28, 2001
                                                -------------     -------------
                                                    (euro)            (euro)
A.  Shareholders' equity
    I.   Subscribed capital                       818.067,01        818.067,01

    II.  Other revenue reserves                         0,00        664.679,45

    III. Unappropriated retained earnings       1.030.126,62        427.420,71
                                                ------------      ------------
                                                1.848.193,63      1.910.167,17
                                                ============      ============

B.  Accruals

    1. Accruals for pensions and
       similar obligations                      1.163.234,00      1.145.615,42

    2. Tax accruals                               301.982,76        331.916,37

    3. Other accruals                             348.253,00        222.357,75
                                                ------------      ------------
                                                1.813.469,76      1.699.889,54
                                                ============      ============


C.  Liabilities

    1. Accounts payable to
       banks                                      204.516,75        204.516,75
       - of which at residual terms of 1 year
         or less: (euro)0.00

    2. Trade payables                             160.773,31        325.992,18
       - of which at residual terms of 1 year
         or less: (euro)160,773.31

    3. Accounts payable to
       affiliated companies                         1.719,91          2.428,65
       - of which at residual terms of 1 year
         or less: (euro)1,719.91

    4. Other liabilities                          309.387,87        361.298,51
        - of which relating to tax:
          (euro)42,942.79
        - of which relating to social
          security: (euro)47,266.47
        - of which at residual terms of 1 year
          or less: (euro)309,387.87
                                                ------------      ------------
                                                  676.397,84        894.236,09
                                                ------------      ------------

                                                ------------      ------------
                                                4.338.061,23      4.504.292,80
                                                ============      ============

                                                                      Appendix 1
                                                                         Sheet 2

Amortization/
depreciation          Net book value         Net book value     Amort./depr. in
(accumulated)       (Balance sheet date)      (prior year)        fiscal year
-------------       --------------------      ------------        -----------
   (euro)                 (euro)                 (euro)             (euro)

   102.762,07           16.006,72              30.457,84           16.447,28
 ============          ==========             ==========           =========

 1.079.410,76           56.777,94              66.414,46           15.686,52

   491.704,47           81.304,90              88.550,64           56.249,89
 ------------          ----------             ----------           ---------

 1.571.115,23          138.082,84             154.965,10           71.936,41
 ============          ==========             ==========           =========

         0,00           44.208,50              44.207,50                0,00
 ============          ==========             ==========           =========

                                                                      Appendix 2

                    IMPAC Electronic GmbH, Frankfurt am Main
                                Income statement
             for the period from March 1, 2001 to February 28, 2002

                                                                   2001/2002        2000/2001
                                                                   ---------        ---------
                                                    (euro)           (euro)          (euro)
1. Sales revenue                                                 +6.106.470,31     +6.212.524,61
2. Increase/decrease in
   finished goods and work in
   process                                                         +110.571,40       +31 .349,76
3. Other own work capitalized                                            +0,00          1.073,71
                                                                  ------------      ------------
                                                                 +6.217.041,71     +6.244.948,08

4. Other operating income                                          +135.053,92       +191.185,36
                                                                  ------------      ------------
                                                                 +6.352.095,63     +6.436.136,44

5. Expenses for raw materials and supplies                        2.512.124,45      2.377.339,92

6.  Personnel cost
    Wages and salaries                          1.979.461,99
    Social security, pensions
    and other
    benefits                                      429.645,76      2.409.107,75      2.253.215,58
    - of which pensions:                        ------------
    (euro)81,043.60

 7. Amortization/depreciation of intangible
    assets and property, plant and
    equipment                                                        55.048,10         71.506,49

 8. Other operating
    expenses                                                        966.348,00      1.222.940.32
                                                                  ------------      ------------
                                                                   +409.467,33       +511.131,13
 9. Other interest and
    similar income                                                   +2.386,95           +450,13

10. Interest and similar expenses                                    13.064,05         14.053,10
                                                                  ------------      ------------
    Net operating
    income                                                         +398.790,23       +497.528,16

11. Taxes on income                                                 165.008,84        290.224,26

12. Other taxes                                                       1.274,92            354,32
                                                                  ------------      ------------

13. Net profit for the year                                        +232.506,47       +206.949,58

14. Profit carried forward from the prior year                     +132.940,70       +220.471,13

15. Reclassification prior year earnings                           +664.679,45             +0,00
                                                                  ------------      ------------

16. Unappropriated retained earnings                             +1.030.126,62       +427.420,71
                                                                  ============      ============

                                                                           Impac
                                                                      Appendix 3
                                                                         Sheet 1

        Notes to the annual financial statements as of February 28, 2002

1. Disclosure pursuant to section 284 (2) No. 1 of the German Commercial Code (HGB,) -- Accounting and valuation principles:

      Fixed assets are stated at cost reduced by straight-line depreciation.

      Raw materials, supplies and merchandise are stated at acquisition cost, finished goods and work in process are valued at manufacturing cost; the determination of cost is in compliance with the rules stipulated in para. 33 of the German Income Tax Regulations.

      Trade receivables are reduced by a general valuation allowance put at 3% to cover cash discounts and the risk of non-payment.

      Foreign currency receivables are valued at the current rates applicable at the time of purchase or the lower rates in operation at the balance sheet date.

      Other assets are stated at cost.

      The accruals have been set up in the amounts necessary to cover the risks identified at the balance sheet date.

2. Disclosure pursuant to section 268 (2) clause 1 HGB (Schedule of fixed assets) and clause 3 has already been made as appendix to the balance sheet (Appendix 1, sheet 2).

3. Disclosure pursuant to section 285 No. 10 HGB (Management,): Managing directors are Mr. Hermann Schlosser, Bad Homburg v.d.H. and Mr. Dipl.-Phys. Rolf Breternitz, Gosswitz, Germany.

4. Disclosure pursuant to section 285 No. 9. a) (Management emoluments): The emoluments of the managing directors totaled (euro)159,619.81 in the fiscal year.

5. Disclosure pursuant to section 285 No. 9. b,) (Pensions of former members of Management and payments to their survivors).

      Payments in the fiscal year totaled (euro)27,775.73. Accruals have been set up to cover current pensions and projected benefits in the amount of (euro)299,907.00.

6.    Disclosure pursuant to section 285 No. 7 HGB (Number of staff):

      During the fiscal year the average number of staff was as follows (including part-time employees):

       in the production including customer service       20

       in the administration                              27
                                                          --
                                                          47
                                                          ==

7. Disclosure pursuant to section 285 No. 3 HGB (financial commitments not stated in the balance sheet):

      There are long-term obligations from rent and lease agreements with regard to buildings, technical plant and office equipment maturing in different periods of time.

      The following contractual amounts become payable in the next five years:

               2002       (euro) 246,443.00
               2003       (euro) 242,864.00
               2004       (euro)  40,903.00
               2005       (euro)       0.00
               2006       (euro)       0.00

      The office rooms are rented in a long-term agreement until 2004.

                                                                           Impac
                                                                      Appendix 4
                                                                         Sheet 1

        Management report for the fiscal year ended on February 28, 2002

1.    Business trends and financial position of the Company

      The fiscal year was marked by a slight decrease in sales revenue with a reduction of operating cost.

      Gross earnings fell by (euro)163 thousand (4.2%) to (euro)3,705 thousand.

      The operating expenses netted against other income were reduced by (euro) 60 thousand (1.8%) to (euro)3,297 thousand.

      The net profit for the year rose by (euro)25 thousand to (euro)232 thousand.

2.    Forecast

      Given our growing activities abroad we are expecting an increase in our sales revenue figures and a rise of expenses for sales and marketing. Due to the increased share of purchased goods as a percentage of sales revenue, cost of goods sold will rise.

      Management is expecting a profit again.

3.    Research and development

      Six people are employed in the development division. This division develops and improves the application of thermometers with thermo or sensor elements (TASTOTHERM) and infratherm pyrometers.

      In fiscal 2001/2002 the Company spent 7.3% of its sales revenue for research and development.

      Frankfurt/Main May 21, 2002

      Hermann Schlosser (signed)                     Rolf Breternitz (signed)

                                                                      Appendix 5

                        General Conditions of Assignment
                                       for
            Wirtschaftspruefer and Wirtschaftspruefungsgesellschaften
                                1st January 1995

1. Scope and Application

(1) These conditions are applicable to agreements between Wirtschaftspruefer or Wirtschaftspruefungsgesellschaften (hereafter uniformly referred to as "Wirtschaftspruefer" and their clients concerning audits, advisory work, and any other services, as far as these are not otherwise expressly agreed in writing or provided for by non-discretionary legal regulations.

(2) If, in exceptional cases, contractual relations also exist between the Wirtschaftspruefer and parties other than the client, the provisions at Section 9 below also apply to the rotations with such parties.

2. Scope and execution of assignment

(1) The object of the Wirtschaftspruefer's assignment is the performance of agreed services and not the achievement of a particular economic result. The assignment is executed in accordance with generally accepted professional standards. The Wirtschaftspruefer is entitled to use qualified persons to carry out his assignment.

(2) The application of foreign law requires special written agreement, except in cases of special investigation.

(3) The assignment does not extend - unless expressly stated otherwise - to an examination of due adherence to tax laws of special regulations, e.g. to the law of price control, laws of limitation of competition and other controls; the same applies to determination as to whether grants, allowances, or benefits of any other type may be claimed. The execution of an assignment includes only the application of auditing procedures aimed at the disclosure of bookkeeping frauds and other irregularities if during the performance of the audit such requirement becomes apparent, or if this has been expressly agreed in writing.

(4) If the legal position changes after the final professional pronouncement by the Wirtschaftspruefer, he is not obliged to inform the client of the changes or any resulting consequences. This provision also applies to parts of the assignment which are already completed.

3.Information to be given by the client

(1) The client has to see that the Wirtschaftspruefer even without his specific request is supplied in good time with all the documentary evidence necessary for the execution of the assignment and informed of all events and circumstances, which, may have a bearing on the execution of the assignment. This also applies to any evidence, events and circumstances which come to light during the course of the Wirtschaftspruefer's work.

(2) Upon request of the Wirtschaftspruefer, the client must confirm in written statement formulated by the Wirtschaftspruefer that the evidence, information, and explanations supplied are complete.

4. Safeguard of Independence

The client undertakes to ensure that no action is committed which might endanger the independence of the Wirtschaftspruefer's staff. This applies especially to offers of employment and offers to perform professional work on the staff member's own account.

5. Reporting and oral Information

If the Wirtschaftspruefer is obligated to present the results of his work in writing, only that written presentation is authoritative and binding. In the case of audit assignments the report is, unless otherwise agreed, submitted in writing. Oral explanations and information given by the staff of the Wirtschaftepruefer outside the scope if the assignment are never binding.

6. Protection of the Wirtschaftspruefer's intellectual property

The client warrants that special opinions, organization plans, drafts, sketches, tabulations, and calculations, particularly quantity and cost computations, prepared by the Wirtschaftspruefer within the scope of the assignment, are only used for his own purposes.

7. Release of a Wirtschaftspruefer's professional statement to third parties

(1) The release to third parties of professional statements made by the Wirtschaftspruefer (reports, special opinions, etc.) requires the Wirtschaftspruefer's written consent unless the terms of the assignment allow release thereof to a designated person. As to third parties, the Wirtschaftspruefer is liable (within the limits of Section 9) only if the prerequisites of sentence 1 are satisfied.

(2) The use for advertising purposes of professional statements made by the Wirtschaftspruefer is not permitted: any infringement entitles the Wirtschaftspruefer to instant termination of all assignments not yet completed for the client.

8. Correction of Deficiencies

(1) The client is entitled to have deficiencies in the Wirtschaftspruefer's work corrected. Only if the correction fails may the client also claim a reduction of fees or cancellation of the contract. If the assignment has been awarded by a merchant within the scope of his commercial activities, by a public-law legal entity, or by a public-law fund, the client can only claim cancellation of the contract if the Wirtschaftspruefer's work, because of the failure in correcting the deficency, is of no interest to the client. Claims for additional compensation are dealt with under Section 9.

(2) The client must submit his claim for correction of deficiencies in writing without delay. Claims under Paragraph (1) sentence 1 expire six months after completion of the Wirtschaftspruefer's professional work.

(3) Obvious errors such as typing and arithmetical errors and deficiencies of form contained in a Wirtschaftspruefer's professional statements (report, special opinion, etc.) may be corrected by the Wirtschaftspruefer at any time, also with effect against third parties. Errors which are apt to question the results containing in the Wirtschaftspruefer's professional statements, entitle the

Wirtschaftspruefer to withdraw such statements also with effect against any third party. In such cases the Wirtschaftspruefer should, if practicable, first hear the client.

9. Liability

(1) With regard to audits required by law, the liability limitations set out in Paragraph 323 par.

(2) Commercial Code apply.

(2) Liability in cases of negligence; Single cases of damages.

Pursuant to Paragraph 54a par. (1) no. 2 Law regulating the Protection of Wirtschaftspruefer (WPO), the liability of the Wirtschaftspruefer for damages of any kind, whether it is joint or several liability, is limited in a single case of damages due to negligence to DM 2 million; this limitation also applies to liability to a person other than the client. A single case of damage is defined as the total sum of the damage claims of all persons entitled to claim, which arise from one and the same professional error (offense); a single case of damage is also defined so the total of all offences committed in performing an audit or other coherent service (a specifiable professional service which technically represent an undividable performance) by one or more persons. However, in the case of damage suffered from several audits of the same kind or several coherent services of similar nature, a Wirtschaftspruefer can be held liable only up to an amount of DM 2.5 million irrespective of whether the damage were caused by offences within one year or within several consecutive years.

(3) Limitation periods

A damages claim may only be lodged within twelve months of the claimant becoming aware of the damage and of the event constituting the claim. The claim expires unless legal action is taken with six months following the written refusal of acceptance of the correction and the client was informed of this consequence. The right to apply the status of limitations is not prejudiced. This paragraph
(3) applies equally to audits required by law with legally-imposed liability limitations.

10. Supplementary provisions relating to audits

(1) A subsequent arrangement or abridgement of the audited and certified financial statements or management report requires the written consent of the Wirtschaftspruefer even if these documents are not published. In cases where the Wirtschaftspruefer has not been issued an audit opinion, reference to the Wirtschaftspruefer's examination may only be made in the management report or other publications with his written consent and then only with a wording authorized by him.

(2) If the Wirtschaftspruefer revokes his opinion, it must no longer be used. If the client has already made use of the opinion, he must announce its revocation upon the request of the Wirtschaftspruefer.

(3) The client is entitled to 5 copies of the report. Additional copies are charged for separately.

11. Supplementary provisions relating to tax advisory services

(1) When advising the client on a particular tax problem or when furnishing continuous tax advice, the Wirtschaftspruefer is entitled to assume that the facts, especially figures, provided by the client, are complete and correct; this also applies to bookkeeping assignments. He is, however, obliged to inform the client of any errors discovered by him.

(2) The assignment for tax advisory services does not comprise those services required for meeting deadlines, except in cases where the Wirtschaftspruefer has specifically accepted such assignment. In such cases the client must supply the Wirtschaftspruefer with all documents essential for meeting deadlines, especially with tax assessments, with sufficient time for the Wirtschaftspruefer to give them adequate attention.

(3) In the absence of other written agreements, a continuous tax advice assignment covers the following work arising during the period of the agreement:

a) preparation of the annual income, corporation and trade tax volume as well as property tax returns on the basis of financial statements and other records and evidence required for tax purposes, to be submitted by the client.

b) review of assessments concerning the taxes mentioned in (a)

c) negotiations with the tax authorities with regard to the returns and assessments mentioned in (a) and (b)

d) participation in tax audits and evaluation of the results of tax audits concerning taxes mentioned in (a)

e) participation in appeals and complaints filed with the fiscal Authorities ("Objections" and "Complaint" procedures) concerning the taxes mentioned in (a)

When undertaking the above mentioned work, the Wirtschaftspruefer takes into account major published legal decisions and the administrator's opinion.

(4) In cases where the Wirtschaftspruefer receives a retainer fee for continuous advice, the work mentioned in paragraph 3 (d) and (e) is chargeable separately unless otherwise agreed in writing.

(5) A special agreement is required to engage the Wirtschaftspruefer's services on particular individual problems with regard to income, corporation, and trade tax. The valuation procedures for property taxation, property tax, as well as all problems concerning turnover tax, wages tax and any other taxes and dues. This also applies to :

a) the treatment of non-recurring tax matters, e.g. in the field of estate tax, capital transactions tax, real estate acquisition tax.

b) participation and representation in proceedings before tax and administrative courts and in criminal proceedings concerning taxes and

c) granting of advices and expert opinions in connection with conversions, mergers, capital increases and reductions, financial reorganizations, admission, and retirement of partners or shareholders, sale of businesses, liquidations and similar matters.

(6) If in addition to the above, the Wirtschaftspruefer is requested to prepare the annual turnover tax return, he is not obliged to examine adherence to special accounting requirements, if any, or to determine whether the client has taken full advantage of all benefits offered under the turnover tax law. No guarantee is assumed for the completeness of the evidence compiled in substantiation of the credit against the client's turnover tax liability for his suppliers' turnover tax charge.

12. Professional discretion torwards third parties and data participation

(1) The Wirtschaftspruefer is, as provided by law, obliged to treat all matters which come to his knowledge in connection with his engagement as confidential, irrespective of whether these matters concern the client himself or his business connections, unless the client releases him from this obligation.

(2) The Wirtschaftspruefer is not allowed to release reports, special opinions, and other written statements on the results of his work to third parties to process them.

13. Default of acceptance and lack of cooperation on the part of the client

If the client is in default of accepting the services offered by the Wirtschaftspruefer or if the client refrains from the co-operation incumbent on him in accordance with Section 3 or otherwise, the Wirtschaftspruefer is entitled to terminate the agreement without notice. The right of the Wirtschaftspruefer to compensation of additional expenses as well as damages caused by default or by the client's failure to co-operate is not prejudiced, even if the Wirtschaftspruefer does not exercise his right to terminate the agreement.

14. Remuneration

(1) In addition to his fees or remuneration, the Wirtschaftspruefer is entitled to reimbursement of his expenses; the value added tax is billed separately. He may request appropriate advances on account of remuneration and expenses and may withhold results of his services until full payment of his claims has been made. If there is more than one client, they are jointly and severally liable.

(2) Any set off against claims of the Wirtschaftspruefer for remuneration and reimbursement of expenses is only permitted in the case of undisputed or legally settled claims.

15. Storage and return of documentation

(1) The Wirtschaftspruefer shall retain, for a period of seven years, the documents handed over to him or prepared by himself in connection with the performance of the assignment as well the correspondence concerning the assignment.

(2) After settlement of his claims arising from the assignment, the Wirtschaftspruefer, on request of the client, has to return all documents obtained from the client or from a third party on his behalf by reason of his assignment. This does not, however, apply to correspondence exchanged between the Wirtschaftsprufer and his client and to any documents of which the client already has the original or a copy. The Wirtschaftspruefer is entitled to prepare and retain copies or photocopies of any documents which he returns to the client.

16. Applicable Law

The assignment of the Wirtschaftspruefer, the execution of the assignment and the resulting claims are solely governed by German law.